                                                                    EXHIBIT 10.9


                             TAX INDEMNITY AGREEMENT

                                  BY AND AMONG

                        JOHN Q. HAMMONS HOTELS TWO, L.P.,

                          JOHN Q. HAMMONS HOTELS, INC.

                                JOHN Q. HAMMONS,

                                  HAMMONS, INC.

                       REVOCABLE TRUST OF JOHN Q. HAMMONS,

                                       AND

                         [JOHN Q. HAMMONS HOTELS, L.P.]

                        Dated as of ______________, 2005

                             TAX INDEMNITY AGREEMENT

      THIS TAX INDEMNITY AGREEMENT ("Agreement") is made as of , 2005, among John Q. Hammons ("JQH"), in his individual capacity, Hammons, Inc., a Missouri corporation, the Revocable Trust of John Q. Hammons, dated December 28, 1989, as amended and restated ("JQH Trust"), which is treated as owned by JQH for income tax purposes ("JQH Trust" together with Hammons, Inc. and JQH, the "Beneficiaries"), John Q. Hammons Hotels, Inc., a Delaware corporation, and [JOHN Q. HAMMONS HOTELS, L.P.], a Delaware limited partnership ("Hotels LP") and John Q. Hammons Hotels Two, L.P., a Delaware limited partnership (together with Hotels LP, the "Hotel Partnerships").

      WHEREAS, the Hotel Partnerships own certain properties listed on Exhibit A (the "Protected Properties") attached hereto;

      WHEREAS, the income tax burden from a sale of the Protected Properties during JHQ's lifetime will fall disproportionately on JQH; and

      WHEREAS, Hotels LP has agreed to hold the Beneficiaries harmless from the assumed tax burden deemed to arise from a sale of the Protected Properties during JHQ's lifetime and to refrain from any sale of the Protected Properties unless its net worth after any payment mandated under this Agreement will be more than $425 million.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, the parties hereto agree as follows:

      1. Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

      "Beneficiaries" are defined in the preamble to mean JQH, JQH Hammons, Inc., and JQH Trust.

      "Code Section" refers to a section of the Internal Revenue Code of 1986, as amended.

      "Grossed Up" refers to the way the Tax Burden is adjusted to derive an amount that leaves the recipient with the amount of the Tax Burden after paying income taxes on the receipt of that amount and means divided by one minus the Tax Rate.

      "Hotel Partnerships" is defined in the recitals.

      "Hotels LP" is, collectively, defined in the recitals.

      "Indemnity Payment" is defined in Section 3 as an amount payable to a Beneficiary equal to the Grossed Up Tax Burden on the Beneficiary.

      "JQH Trust" is defined in the preamble and means the Revocable Trust of John Q. Hammons, dated December 28, 1989, as amended and restated. During the lifetime of JQH, the property and income of JQH Trust are treated as belonging to JQH for Federal income tax purposes.

      "JQH" is defined in the preamble and means John Q. Hammons, in his individual capacity.

      "JQH Hotels" shall mean John Q. Hammons Hotels, Inc., a Delaware corporation.

      "Liquidation Notice" has the meaning set forth in the Partnership
Agreement.

      "Partnership Agreement" means the Fourth Amended and Restated Agreement of Limited Partnership of [JOHN Q. HAMMONS HOTELS, L.P.,] dated as of the date hereof, by and among JQH Hotels, JQH Trust and Hammons, Inc., a Missouri corporation, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

      "Protected Properties" are defined in the recitals as the properties listed on Exhibit A attached hereto, but may be augmented from time to time as provided in Section 7.

      "Subsidiaries" means corporations, partnerships, limited liability companies, and other entities in which JQH Hotels or a Subsidiary of JQH Hotels owns more than 50 percent of either the profits or the capital interests.

      "Tax Burden" means the income tax assumed imposed on a Beneficiary as a result of an event giving rise to an Indemnity Payment as computed in accordance with Section 5.

      "Tax Rate" means the rate of income tax assumed borne by a Beneficiary as determined pursuant to Section 4.

      "2012 Notes" means the $510 million of John Q. Hammons Hotels, L.P. 8 7/8% First Mortgage Notes due 2012.

      2. Beneficiaries' Tax Bases. The parties hereto acknowledge that Beneficiaries are the partners under the Partnership Agreement, with shares of liabilities (for purposes of Code Section 752) which include $195 million of the 2012 Notes and approximately $250 million of other debt (collectively, the "Existing Guaranteed Debt") as more specifically identified on Exhibit B hereto. Hotels LP or JQH Hotels shall give Beneficiaries thirty days advance notice of any contemplated or possible refinancing of any Existing Guaranteed Debt to enable Beneficiaries to determine whether they desire, in their sole and absolute discretion, to continue, reduce or eliminate their guarantee of or any contributory obligation with respect to any debt refinancing of such Existing Guaranteed Debt. The terms and any change in the terms of such guarantee shall be in a form and substance satisfactory to Beneficiaries' counsel. Hotels LP shall, upon written request of the Beneficiaries or any of them, permit any requesting Beneficiary to take any action not adverse to Hotels LP, JQH Hotels or any successor general partner of Hotels

LP necessary to increase the tax basis of the Beneficiary for Federal income tax purposes in the Beneficiary's interest in Hotels LP, including, but not limited to, direct or indirect guarantees or assumptions of liabilities of the Hotel Partnerships or any of the Subsidiaries. Any such action which requires Hotels LP, JQH Hotels, the holders of equity interests in JQH Hotels or any successor general partner of Hotels LP to incur out-of-pocket expenses shall not be treated as adverse for this purpose if such reasonable expenses are reimbursed by the Beneficiaries. Any such action which maintains, as of any future date, the Beneficiaries' absolute dollar amount of Existing Guaranteed Debt as of the date of this Agreement under arrangements that are not materially different than the arrangements that exist as of the date of this Agreement shall not be deemed adverse to Hotels LP, JQH Hotels, the holders of equity interests in any of such entities or any successor general partner of Hotels LP. For this purpose, Beneficiaries shall be entitled to guarantee, directly or indirectly, any debt refinancing Existing Guaranteed Debt previously directly to or indirectly guaranteed by Beneficiaries or any one of them. The mere reduction in the tax basis of an interest that does not cause a recognition of gain or a foreseeable disallowance of a loss deduction shall not be deemed adverse to JQH Hotels, Hotels LP, or the holders of any equity interests in those entities.

      3. Indemnity. Hotels LP will indemnify the Beneficiaries and hold them harmless from the Tax Burden resulting from any violation of Hotels LP's obligations under Section 2 of the Agreement. In addition, Hotels LP will indemnify the Beneficiaries and hold them harmless from any Tax Burden resulting from the voluntary disposition of any of the Protected Properties by Hotels LP or any other entity controlled by JQH Hotels. The amount of this indemnity (the "Indemnity Payment") will be determined from the formula described in Section 4 and Section 5 of the Agreement for determining the Tax Burden rather than by the actual taxes paid by any Beneficiaries; the Tax Burden will be Grossed Up by dividing it by the excess of one over the Tax Rate (i.e. Tax Burden/ 1 - Tax
Rate) to calculate the Indemnity Payment. For purposes of this Agreement, a "voluntary disposition" means any disposition except (a) a transfer pursuant to a foreclosure action, provided that Hotels LP use commercially reasonable efforts to avoid any such action, or a bankruptcy proceeding or (b) a compulsory or involuntary conversion as such terms are used in Code Section 1033, provided that in the event of any such compulsory or involuntary conversion, Hotels LP shall use commercially reasonable efforts to reinvest the proceeds of such disposition to avoid gain recognition in accordance with Code Section 1033. Hotels LP will give the Beneficiaries notice of any pending foreclosure promptly upon becoming aware of it. JQH shall have the right, in his sole and absolute discretion to receive a distribution of any property being foreclosed upon (with no net value being ascribed to it) within sufficient time to cure the defaults giving rise to the foreclosure, provided that such distribution would not violate the terms of any credit or similar agreement to which Hotels LP is a party.

      4. Tax Rate. The "Tax Rate" used to determine the Tax Burden, the Indemnity Payment and the Refund Payment will be determined as the highest combined marginal Federal, State and local income tax rate applicable to an individual who is a resident of jurisdiction in which JQH resides on the relevant date or dates (provided that if the jurisdiction to which the relevant taxable income or gain is allocated or apportioned imposes income tax on a nonresident individual at a higher combined State and local tax rate than the jurisdiction in which JQH resides, such higher combined State and local tax rate shall be used), making proper allowance for the deductibility of State and local income taxes for Federal income tax purposes (if then applicable) but increasing the Federal rate for the effect of any deduction disallowance applied to incomes above a threshold and ignoring the effects of the Federal alternative minimum tax. Where different rates are prescribed for different categories of income these rates shall be applied separately to the separate categories of income.

      5. Tax Burden. The "Tax Burden" on a Beneficiary will be determined by multiplying the Tax Rate by the amount of taxable income or gain (including
Section 704(c) gain or Reverse Section 704(c) gain, but excluding taxable income or gain allocated in respect of the Preferred Allocations Percentage (as such terms are defined in the Partnership Agreement), recognized by such Beneficiary solely and directly from the occurrence of an event described in the first or second sentence of Section 3 with no consideration being given in such computation to any other tax attributes of the Beneficiaries including, without limitation, any other deductions, losses, net operating loss carryforwards or carrybacks, personal exemptions or other attributes that could reduce the maximum marginal tax rate assumed applicable in this Section 5 (less the amount of any taxable losses recognized by such Beneficiary solely and directly from the disposition during the same taxable year of properties by Hotels LP or any other entity controlled by Newco that would not be limited by the absence of capital gains or other specially treated items if the Beneficiary's income derived solely from Hotels LP) and adding together the products of different Tax Rates and categories of taxable income pertaining to the indemnified Beneficiary.

      6. Procedure.

            (a) Hotels LP or JQH Hotels shall inform the Beneficiaries of any event that may give rise to a right to an Indemnity Payment at least thirty (30) days before such event. Not less than 30 days before such event, JQH Hotels or Hotels LP shall provide the Beneficiaries with information reasonably necessary to estimate the income arising from the event, including without limitation estimates of the consideration to be paid for the property, the basis and allocated price, the portion of the gain which is subject to Code Section 704(c) or Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(4)(i) of the Income Tax Regulations for each element giving rise to a different type of income attributable either to the 1994 formation of John Q. Hammons Hotels, L.P. or as a result of adjustments made in connection with the Partnership Agreement or this Agreement, and any other information relevant to computation of the Indemnity Payment requested by the Beneficiaries. Within ten (10) business days of being notified by Hotels LP or JQH Hotels or otherwise becoming aware of an event giving rise to a right to an Indemnity Payment, a Beneficiary will submit to Hotels LP its calculation of the Indemnity Payment, including details of the determination of the Tax Rate, the various categories of taxable income applicable, and the Tax Burden. Within ten (10) business days of receiving a calculation of an Indemnity Payment from a Beneficiary, Hotels LP shall respond by either accepting the Beneficiary's calculation of the Indemnity Payment or disputing the calculation. If there is a dispute about the calculation of an Indemnity Payment the parties to the dispute shall designate an independent third person knowledgeable in the field of taxation to determine the proper Indemnity Payment. If the parties cannot agree on the person to determine the Indemnity Payment they shall submit the issue to an arbitrator pursuant to the rules of the American Arbitration Association as in effect at that time, who shall be authorized to retain an expert. Expenses incurred in resolving a dispute about an Indemnity Payment will be shared equally by the parties to the dispute.

            (b) Hotels LP shall pay the Indemnity Payment to the Beneficiaries simultaneously with the event giving rise to a right to the Indemnity Payment, provided that if the amount of an Indemnity Payment has not been determined pursuant to Section 6(a) as of such date, any portion of the Indemnity Payment that is not the subject of a dispute shall be paid at that time and any additional Indemnity Payment that is determined to be owed shall be paid within five (5) business days after such determination.

            (c) If Hotels LP or a Beneficiary determines in good faith that the amount or category of taxable income resulting from the event described in the first two sentences of Section 3 was different than was first assumed in calculating the Tax Burden, such party shall promptly submit to the other party a revised calculation of the Indemnity Payment, including details of the determination of the Tax Rate, the various categories of taxable income applicable, and the Tax Burden. Within ten (10) business days of receiving such recalculation, the other party shall respond by either accepting the recalculation of the Indemnity Payment or disputing the recalculation. If there is a dispute about the recalculation of an Indemnity Payment the parties to the dispute shall designate an independent third person knowledgeable in the field of taxation to determine the proper Indemnity Payment. If the parties cannot agree on the person to determine the Indemnity Payment they shall submit the issue to an arbitrator pursuant to the rules of the American Arbitration Association as in effect at that time, who shall be authorized to retain an expert. Expenses incurred in resolving a dispute about a recalculated Indemnity Payment will be shared equally by the parties to the dispute. If the recalculated Indemnity Payment is greater than the Indemnity Payment as originally determined, Hotels LP, shall, within five (5) business days after the recalculated Indemnity Payment is finally determined, pay an amount equal to the difference to the Beneficiaries. If the recalculated Indemnity Payment is less than the Indemnity Payment as originally determined, the Beneficiaries shall, within five (5) business days after the recalculated Indemnity Payment is finally determined, pay an amount equal to the difference to Hotels LP.

            (d) All Indemnity Payments shall be expenses of Hotels LP for all purposes under the Partnership Agreement.

      7. Protected Properties. If Hotels LP, or any of the Subsidiaries disposes of any Protected Properties in a transaction or subsequent transactions in which the basis for Federal income tax purposes either (i) carries over to the transferred property or (ii) is used to determine the basis of any property received in exchange or acquired as replacement property pursuant to Code
Section 1033, or (iii) both, the properties described in (i) or (ii) or both shall be Protected Properties thereafter.

      8. Waiver and Amendment. Any party hereto may waive its rights under the Agreement at any time, and no such waiver shall operate to waive any party's rights under the Agreement with respect to any subsequent event. Any agreement on the part of any such party to any such waiver shall be valid only if set forth in an instrument in writing signed by such party. The Agreement may be amended only by a written instrument signed by the parties hereto.

      9. Term. This Agreement shall not apply to any event described in the second sentence of Section 3 that occurs after either (i) the demise of JQH or
(ii) the delivery of the Liquidation Notice pursuant to the Partnership
Agreement.

      10. Invalid Provision. The invalidity or unenforceability of any particular provision of the Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

      11. Notices and Addresses. Notices and other communications to be given under the terms of the Agreement shall be in writing and shall be either (i) delivered by hand against receipt, (ii) sent by certified or registered mail, postage prepaid, return receipt requested, or (iii) sent by a nationally recognized commercial delivery service or by facsimile (provided that, in either case, a confirmatory copy is thereafter sent by certified or registered mail):

      If to JQH Hotels or Hotels LP:

            JQH Acquisition LLC
            Carnegie Hall Tower
            152 West 57th Street, 56th Floor
            New York, New York  10019
            Attention: Mr. Jonathan D. Eilian
            Telephone: (212) 884-8827
            Facsimile: (212) 884-8753

      With a copy (which shall not constitute notice) to:

            Kaye Scholer LLP
            Three First National Plaza
            Suite 4100
            70 W. Madison Street
            Chicago, Illinois 60602
            Attention: Gary R. Silverman, Esq.
            Telephone: (312) 583-2330
            Facsimile: (312) 583-2200

      If to the Beneficiaries:

            John Q. Hammons
            300 John Q. Hammons Parkway
            Suite 900
            Springfield, Missouri  65806
            Telephone: (417) 873-3595
            Facsimile: (417) 873-3511

      With a copy (which shall not constitute notice) to:

            Blackwell Sanders Peper Martin LLP
            4401 Main Street
            Suite 1000
            Kansas City, Missouri 64112
            Attention: Gary D. Gilson, Esq. and David C. Agee, Esq.
            Telephone: (816) 983-8000
            Facsimile: (816) 983-8080

or at such other address as is from time to time designated by the party receiving the notice. Any such notice which is properly mailed, as described above, shall be deemed to have been served as of three (3) business days after said posting.

      12. Governing Law. This Agreement will be governed by the laws of the State of Delaware, without regard to conflicts of laws principles.

      13. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

      14. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties only in the Courts of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      15. Binding Effect. This Agreement shall be binding upon the heirs, personal representatives, successors and assigns of the parties hereto. If JQH Hotels transfers or assigns its interest as a general partner in Hotels, L.P. to another person subsequent to the effective time of this Agreement, JQH Hotels specifically agrees as a condition of any such transfer or assignment that such entity shall agree to fulfill any and all obligations of JQH Hotels under this Agreement.

      16. Entire Agreement. This Agreement together with the Partnership Agreement constitutes the complete agreement of the parties regarding the subject matter hereof and supersedes any prior agreements or understandings with respect thereto.

      17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and which shall together constitute one and the same instrument.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, each of the undersigned has executed, or caused the Agreement to be duly executed on its behalf, as of the date first written above.

                                        JOHN Q. HAMMONS HOTELS TWO, L.P.
                                        a Delaware limited partnership

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        JOHN Q. HAMMONS HOTELS, INC.
                                        a Delaware corporation

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        JOHN Q. HAMMONS

                                        ________________________________________
                                        John Q. Hammons

                                        HAMMONS, INC.,
                                        a Missouri corporation

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        THE REVOCABLE TRUST OF JOHN Q. HAMMONS,
                                        DATED DECEMBER 28, 1989, AS AMENDED AND
                                        RESTATED

                                        By: ____________________________________
                                        Name: John Q. Hammons
                                        Title: Trustee

                                        [JOHN Q. HAMMONS HOTELS, L.P.],
                                        a Delaware limited partnership

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    EXHIBIT A

                              PROTECTED PROPERTIES
                          UNDER TAX INDEMNITY AGREEMENT

    JOHN Q. HAMMONS HOTELS, L.P.,                                   JOHN Q. HAMMONS HOTELS TWO, L.P.,
    A DELAWARE LIMITED PARTNERSHIP, d/b/a:                          A DELAWARE LIMITED PARTNERSHIP, d/b/a:
    --------------------------------------                          --------------------------------------
1.  Embassy Suites Montgomery                                  1.   Embassy Suites Little Rock
    Montgomery, AL                                                  Little Rock, AR

2.  Holiday Inn Sacramento Capital Plaza                       2.   Hampton Inn & Suites
    Sacramento, CA                                                  Springdale, AR

3.  Holiday Inn Denver International Airport                   3.   Marriott University Park
    Denver, CO                                                      Tucson, AZ

4.  Holiday Inn Fort Collins                                   4.   Embassy Suites on Monterey Bay
    Fort Collins, CO                                                Seaside, CA

5.  Coral Springs Marriott Hotel Golf C&CC                     5.   The Renaissance Resort at WGV
    Coral Springs, FL                                               St. Augustine, FL

6.  Cedar Rapids Marriott                                      6.   Embassy Suites Tampa
    Cedar Rapids, IA                                                Tampa, FL

7.  Embassy Suites on the River                                7.   Radisson Quad City Plaza
    Des Moines, IA                                                  Davenport, IA

8.  Holiday Inn University Park West                           8.   Capital Plaza Hotel
    Des Moines, IA                                                  Topeka, KS

9.  Capitol Plaza Hotel                                        9.   Holiday Inn University Plaza
    Jefferson City, MO                                              Bowling Green, KY

10. Embassy Suites Kansas City Airport                         10.  Embassy Suites Raleigh-Durham
    Kansas City, MO                                                 Cary, NC

11. Homewood Suites Kansas City                                11.  Renaissance Oklahoma City Hotel
    Kansas City, MO                                                 Oklahoma City, OK

12. Renaissance Charlotte Suites                               12.  Embassy Suites Portland Airport
    Charlotte, NC                                                   Portland, OR

    JOHN Q. HAMMONS HOTELS, L.P.,                                   JOHN Q. HAMMONS HOTELS TWO, L.P.,
    A DELAWARE LIMITED PARTNERSHIP, d/b/a:                          A DELAWARE LIMITED PARTNERSHIP, d/b/a:
    --------------------------------------                          --------------------------------------
13. Embassy Suites Greensboro                                  13.  Embassy Suites Charleston
    Greensboro, NC                                                  Charleston, WV

14. Homewood Suites Greensboro
    Greensboro, NC

15. Embassy Suites Downtown/Old Market
    Omaha, NE

16. Albuquerque Marriott Pyramid North
    Albuquerque, NM

17. Embassy Suites Columbia
    Columbia, SC

18. Embassy Suites Greenville
    Greenville, SC

19. Embassy Suites Airport/Conv. Ctr.
    North Charleston, SC

20. Embassy Suites
    Grapevine, TX

21. Houston Hobby Airport Marriott
    Houston, TX

22. Hampton Inn & Suites at Rodeo Center
    Mesquite, TX

23. Marriott Madison West
    Middleton, WI

                                    EXHIBIT B

                            EXISTING GUARANTEED DEBT

                     To await updated (month-end) debt list